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                                                                     EXHIBIT 4.1

                 NEW PLAN REALTY TRUST 1997 STOCK OPTION PLAN
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          1.  Purpose.  The purpose of this New Plan Realty Trust 1997 Stock
Option Plan ("Plan") is to attract and retain outstanding individuals as employees and members of the Board of Trustees ("Trustees") of New Plan Realty Trust (the "Company") and its affiliates (the Company and its affiliates, collectively or individually, "Employer"), and to provide incentives for such employees and Trustees to achieve the objectives and promote the business success of Employer by providing to such individuals opportunities to acquire common shares of beneficial interest of the Company ("Shares") through the exercise of stock options and thereby provide such individuals with a greater proprietary interest in and closer identity with Employer and its financial success. Options granted under this Plan may be either nonqualified stock options or incentive stock options ("Incentive Options"). (Nonqualified stock options and Incentive Options, collectively or individually, "Options"). Options granted under this Plan and designated as Incentive Options by the Committee (as herein defined) are intended to be "incentive stock options" within the meaning of that term in section 422 of the Internal Revenue Code of 1986, as amended ("Code"). To the extent deemed appropriate by the Committee, the provisions of this Plan with respect to Incentive Options and of each Incentive Option granted hereunder shall be interpreted in a manner consistent with that section and all valid regulations issued thereunder. Incentive Options may not be granted under the Plan to Trustees, except to those Trustees who are also employees of Employer at the time of the Option grant.

          2. Administration. This Plan will be administered by the Board of Trustees of the Company (the "Board") or a committee or committees designated by the Board. (The Board or such committee or committees hereinafter, collectively or individually, the "Committee"). The Committee shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Options or Shares to which such action relates. A majority of the disinterested members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its disinterested members. For purposes of this Section, a Committee member is treated as disinterested if the Committee member is not exercising discretion at such time with respect to the grant of Options under this Plan to himself or herself. Any determination of the Committee under this plan may be made without notice of meeting of the Committee by a writing signed by a majority of the disinterested Committee members. Whenever the Committee shall consist of not more than two disinterested Trustees, all determinations shall be made by both member either at a meeting or by a writing signed by both members.

          The Committee shall determine, within the limits of the express provisions of this Plan, those employees and Trustees to whom, and the time or times at which, options shall be granted to such employees or Trustees. The Committee shall determine the number of Shares to be subject to each Option, whether an Option will be a nonqualified stock option or an Incentive Option, the duration of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, whether or not the exercise schedule will be


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accelerated, the restrictions applicable to each Option, and whether cash,
Shares, or other property may be accepted in full or partial payment upon exercise of an Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants (hereinafter defined), their present and potential contributions to the Employer's success and such other factors as the Committee in its discretion shall deem relevant.

          3. Participants. The "Participants" in the Plan will consist of such employees and Trustees of Employer as the Committee in its sole discretion from time to time designates within the limits of the express provisions of this Plan. The Committee's designation of a Participant at any time shall not require the Committee to designate such person at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the terms of their respective Options, including without limitation:
(i) the financial condition of Employer, (ii) anticipated profits of the current or future years, (iii) contributions of Participants to the profitability and development of Employer, both present and future, and (iv) other compensation provided to Participants.

          4. Terms and Conditions of Options. The Options granted under this Plan shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of this Plan, including the following:

              a.  Option Price

                  The Option exercise price for each Option shall be established by the Committee; provided that in the case of Incentive Options, the Option exercise price shall in no event be less than 100% of the fair market value of the Shares subject to such Option at the time such Option is granted. In the case of an Incentive Option granted to a Participant who at the time of grant owns (directly or indirectly) shares aggregating more than 10% of the total combined voting powers of all classes of shares of the Company or any parent or subsidiary corporation ("10% Owner"), the Option exercise price shall be at least 110% of such fair market value of the Shares subject to such Incentive Option at the time such Incentive Option is granted.

              b.  Option Term

                  (i) Each Option granted under this Plan shall be for such period as the Committee shall determine, which period may include, without limitation, early termination of the Option upon the Participant's termination of employment or cessation as a Trustee. For purposes of this
     Section 4, termination of employment of a Participant who is a Trustee shall mean the later of the Participant's termination of employment with the Employer or termination of service as a Trustee.


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               (ii)  Unless the terms of the Option provide otherwise or the
     Committee determines otherwise, the following provisions apply:

               a) Disability. In the event of termination of employment of the Participant by reason of the Participant's disability, the Participant shall have the right to exercise all unexercised Options, to the extent exercisable as of the last day of employment under the terms of the Option, at any time within one year after such termination, subject to the expiration of such Options pursuant to the terms of the Options. Any such Options not so exercised shall terminate.

               b) Death. In the event of termination of employment of the Participant by reason of the Participant's death, any person who acquires any unexercised Options by will or the laws of descent and distribution from the Participant shall have the right to exercise all unexercised Options held by the Participant which were exercisable on the day of the Participant's death under the terms of the Option, at any time within one year after the Participant's death, subject to the expiration of such Options pursuant to the terms of the Options. Any such Options not so exercised shall terminate.

               c) Other Termination. In the event of the termination of employment of a Participant for reasons other than those described in Sections 4(b)(ii)(a) and 4(b)(ii)(b), any unexercised Options granted to the Participant hereunder shall be deemed canceled and terminated, except that such Participant may, within thirty (30) days after such termination of employment, exercise such Options which as of the last day of such Participant's employment were exercisable under the terms of the Option (after taking into account the acceleration of exercisibility pursuant to Section 8(c) hereof), subject to the expiration of such Options pursuant to the terms of the Options.

               (iii) No Incentive Option, however, may be for a period more than ten (10) years from the date the Incentive Option is granted; provided, however, for a 10% Owner, no Incentive Option may be for a period more than five (5) years from the date the Incentive Option is granted. To the extent required by law, but subject to any earlier cancellation and termination of the Option as provided in the Plan or the Option, a Participant who ceases to be employed by Employer for any reason other than death or disability shall not have the right to exercise his or her Incentive Options at any time after three (3) months after such cessation of employment and continue to have such Options treated as Incentive Options. To the extent required by law, a Participant who ceases to be employed by Employer because of disability shall have no more than one (1) year after such cessation of employment to exercise his or her Incentive Options and continue to have such Options treated as Incentive Options. To the extent a Trustee more than 3 months after the Trustee ceased to be an employee of the Employer exercises Options granted as Incentive Options and to the extent required by law, such Options granted as Incentive Options shall be treated as nonqualified stock options.

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               c.  Method of Exercise

                   Options may be exercised by giving written notice to the Treasurer of the Company, stating the number of Shares with respect to which the Option is being exercised and tendering payment therefor. In the discretion of the Committee, made at the time the Option is exercised, payment for Shares may be made in cash, other Shares (by either actual delivery of Shares or by attestation), retention of Shares which would otherwise be issued upon Option exercise, "cashless exercise" through a third party, a combination of the foregoing, or by any other means which the Committee determines. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option that the person exercising the Option pay, or make provision satisfactory to Employer for the payment of, any taxes (other than stock transfer taxes) which Employer is obligated to collect with respect to the issue or transfer of Shares upon such exercise.

                   To the extent permitted by the Committee and the Employer, in their sole discretion, Participants in the Plan may borrow funds on a recourse basis from the Employer with which to purchase Shares pursuant to the exercise of an Option. Eligibility of any Participant for such borrowing will be determined solely at the discretion of the Committee. Any such loan may bear interest at a rate determined by the Committee.

                   The Committee may determine to grant additional options to those Participants in the Plan who exercise their Options with Shares.

               d.  Value of Shares

                   The aggregate fair market value (determined at the time the Incentive Options are granted) of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000).

     The award of any Options may be subject to other provisions (whether or not applicable to the Option awarded to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, installment exercise limitations, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements, and undertakings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan.

          5. Shares. The total number of Shares allocated to this Plan and available to designated Participants under this Plan is two million five hundred thousand (2,500,000) Shares, except as such number of Shares shall be adjusted in accordance with the provisions of Section 8. The maximum number of Shares available to any one Participant under this Plan through Options granted in any one calendar year is two hundred fifty thousand (250,000) Shares. Each Option when granted shall state the number of Shares to which it pertains. If any Option granted under this Plan expires unexercised, or is terminated or ceases to be exercisable for any other reason without having



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been fully exercised prior to the end of the period during which Options may be granted under this Plan, or if any Option is canceled, the Shares theretofore subject to such Option or to the unexercised portion of such Option shall again become available for new Options to be granted under this Plan to any eligible person (including the holder of such former Option).

          6. Option Notices. Options granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by notices ("Option Notices") in such form as the Committee shall from time to time determine. Such Option Notices shall state: (i) the number of Shares with respect to which the Option is granted, (ii) the type of Option - nonqualified stock option or Incentive Option, (iii) the Option exercise price, (iv) the Option exercise schedule, (v) the Option term and (vi) such other information as the Committee deems appropriate. The terms and conditions of each Option Notice must be consistent with the provisions of this Plan and will be applicable only to the grant that it announces.

          7. Limitations on Transferability. No Incentive Option granted to a Participant shall be transferable by the Participant except by will or by the laws of descent and distribution. The Committee in its sole discretion may permit a Participant to transfer Options, other than Incentive Options, subject to any conditions or limitations specified by the Committee such as clarifications or categories of permissible transferees.

          8.   Adjustments.

               a.  Capital Adjustments

                   If the Shares should, as a result of any stock dividend, stock split, other subdivision or combination of Shares, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of Shares covered by each outstanding Option, the Option exercise price under each outstanding Option, and the total number of Shares reserved for issuance under this Plan shall be adjusted as determined by the Committee to reflect such action. Any new Shares or other securities issued with respect to Shares shall be deemed Shares.

               b.  Sale or Reorganization

                   Subject to Section 8(c), in the event the Company is merged or consolidated with another corporation, or in the event the property or Shares of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of Employer, or in the event of any extraordinary transaction, the board of trustees or directors of any trust or corporation, respectively, assuming the obligations of the Company hereunder or the Committee, as applicable, shall have the right to provide for the continuation of Options granted under the Plan or for other equitable adjustments as determined by the board of trustees or directors of such trust or corporation, respectively, assuming the obligations of the Company hereunder or the Committee, as applicable (by means, such as, for example, cash payment in an amount equal to the difference between the Share price and the Option price, conversion into other property or securities, or giving written notice to holders of



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     Options that their Options will become immediately exercisable, notwithstanding any waiting period otherwise prescribed by the Committee, as applicable, and that such Options must be exercised within a specified period of days of such notice or they will be terminated).

               c.    Change of Control

                     Upon a "Change of Control" all Options shall become immediately exercisable in full notwithstanding the terms of the Option grant to the contrary. For purposes of this Plan, a Change of Control means:

               (i) The ownership by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) ("Beneficial Ownership") of, or the Beneficial Ownership by any Person of, 25% or more of either (i) the then-outstanding shares of beneficial interest of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Trustees (the "Outstanding Company Voting Securities"); or

               (ii) Individuals who, as of the effective date of this Plan, are Members of the Board (the "Incumbent Board Member") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Trustee subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Trustees then comprising the Incumbent Board Members shall be considered as though such individual were an Incumbent Board Member, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless, following such Business Combination,

                      a) All or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own more than 50% of the then-outstanding shares of beneficial interest and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of trustees or directors of the trust or corporation, respectively, resulting from the Business Combination including, without limitation, a corporation which as a result of such transaction owns the Company or all or

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          substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be;

                     b) No Person (excluding any trust or corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of beneficial interest or common stock of the trust or corporation, respectively, resulting from the Business Combination, or the combined voting power of the then-outstanding voting securities of that trust or corporation except to the extent that such ownership existed prior to the Business Combination; and

                     c) At least a majority of the members of the board of trustees or directors of the trust or corporation, respectively, resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          9. Legal and Other Requirements. Each Option granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares issuable or transferable upon the exercise of the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Option, or the issuance, transfer or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall not be obligated to sell or issue any Shares in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law. No adjustment with respect to any Shares covered by Options other than pursuant to Section 8 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

          10. Notice of Sale of Shares. A Participant shall provide prompt notice of the disposition of any Shares acquired by the Participant upon exercise of an Incentive Option granted hereunder within two years from the date such Incentive Option was granted or within one year after the transfer of such Shares to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

          11. Tax Withholding. Employer shall comply with the obligations imposed on Employer under applicable tax withholding laws, if any, with respect to Options granted hereunder,


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Shares transferred upon exercise thereof, and the disposition of such Shares thereafter, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by Employer to a Participant and making demand on a Participant for the amounts required to be withheld.

          If the Committee so permits, a Participant, or upon the Participant's death, the Participant's beneficiary, may satisfy, in whole or in part, the obligation to pay Employer any amount required to be withheld under the applicable federal, state and local income tax laws in connection with exercise of an Option under this Plan by: (i) having Employer withhold from the Shares to be acquired upon the exercise of the Option, (ii) delivering to Employer either previously acquired Shares or Shares acquired upon the exercise of the Option which the Participant or beneficiary was unconditionally obligated to deliver to Employer or (iii) any other means which the Committee determines. The fair market value of Shares shall be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the value of Shares withheld or delivered shall be paid in cash or withheld from other compensation paid by Employer.

          12. No Contract of Employment. Neither the adoption of this Plan nor the grant of any Options, nor ownership of Shares shall be deemed to obligate Employer to continue the appointment, employment, or engagement of any Participant for any particular period.

          13. Indemnification of Committee. The members of the Committee shall be indemnified by the Company to the fullest extent permitted by the law governing unincorporated Massachusetts business trusts and the governing instruments of the Company.

          14. Amendment and Termination of Plan. The Trustees of the Company may amend this Plan from time to time or terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Options granted to any Participant or adversely to the Participant change the terms and conditions of outstanding Options without the Participant's consent. No Option may be granted after ten (10) years from the original effective date of adoption of this Plan.

          15. Massachusetts Law to Govern. This Plan shall be governed by and construed in accordance with the laws of the State of Massachusetts.

          16. Effective Date of Plan. The effective date of this Plan is September 8, 1997. Designation of Options as Incentive Options shall be subject to the approval of this Plan by a majority of the votes cast at a meeting of shareholders and having the right to vote thereon.


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